Exhibit 1.01

Natural Gas Services Group, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2018

This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (CMR), to the SEC that includes a description of those due diligence measures.

ITEM 1.     Company Overview

This report has been prepared and approved by management of Natural Gas Services Group, Inc. (herein referred to as “NGS,” the “Company,” “we,” “us,” or “our”).

We are a leading provider of small to medium horsepower compression equipment to the natural gas industry. We focus primarily on the non-conventional natural gas production business in the United States. We manufacture, fabricate and rent natural gas compressors that enhance the production of natural gas wells and provide maintenance services for those compressors. In addition, we sell custom fabricated natural gas compressors to meet customer specifications dictated by well pressures, production characteristics and particular applications. We also manufacture and sell flare systems for oil and gas plant and production facilities.

ITEM 2.     Products Overview

We conducted an analysis of our products and found 3TG is contained in the components used to manufacture and fabricate compressors and flares. Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1.

We defined the scope of our conflict minerals due diligence to include only components purchased to manufacture and fabricate our compressors and flares. We excluded purchases related to rebuilds/maintenance on rented or customer units and straight part sales, as they do not meet the requirements under the Rule, as they are not used in manufacturing of our products.

ITEM 3.     Supply chain

Our company has many tiers in our supply chain, and are therefore relying upon our suppliers to provide information on the origin of any 3TG contained in the components and materials supplied to us, including sources of 3TG that are supplied to them from their sub-tier suppliers. We are integrating a responsible sourcing of minerals requirement with our Conflict Minerals Policy. Our suppliers will be expected to provide the 3TG sourcing information to us annually per our Conflict Minerals Policy, thus we are relying and dependent upon our suppliers’ own due diligence work and their timely and accurate reporting of their due diligence We adopted the standard EICC-GeSI Conflict Minerals Reporting Template and sent the questionnaire to our above described suppliers.

Exhibit 1.01

ITEM 4.     Reasonable Country of Origin Inquiry (RCOI) and RCOI conclusion

Due to the limited information provided to us by our suppliers during our inquiry, we are not yet able to identify all of the various smelting facilities that processed the 3TG contained in our products. Due to the breadth and complexity of Natural Gas Services Group, Inc.’s products and respective supply chain, it will take time for many of our suppliers to verify the origin of all of the minerals. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard EICC-GeSI template, and continuing our outreach efforts we hope to develop further transparency in our supply chain.

ITEM 5.     Conflict Minerals Status Analysis and Conflict Status conclusion

Natural Gas Services Group, Inc. has concluded that due to the limited information received from our suppliers, we are not yet able to determine the mine or other origin of all the minerals incorporated into the compressors and flares delivered to our customers in 2018.

ITEM 6A.     Due Diligence Program

Conflict Minerals Policy

We have adopted the following conflict minerals policy:

Natural Gas Services Group, Inc.
Conflict Minerals Policy

In July 2010, the Wall Street Reform and Consumer Protection Act, also known as the Dodd-Frank Act, was signed into law. Although the focus of the Act is financial market regulatory reforms, it also imposes requirements relating to “Conflict Minerals.” Specifically, section 1502 of the Act imposes Security and Exchange Commission (SEC) reporting requirements upon publicly-traded companies whose products contain metals derived from minerals defined as “Conflict Minerals.” “Conflict Minerals” refers to tin, tantalum, tungsten and gold (or derivatives) mined in the eastern provinces of the Democratic Republic of the Congo (DRC) and in the adjoining countries (known as the “Conflict Region”), where revenues may be directly or indirectly financing armed groups engaged in civil war resulting in serious social and environmental abuses.

Natural Gas Services Group, Inc. (“NGS”) is committed to complying with the reporting obligations required under Section 1502 of the Act and any related rules and regulations issued by the SEC. Furthermore, NGS has to adopt the EICC Due Diligence reporting process to obtain chain of custody declaration from all NGS sourced and managed suppliers ensuring transparency and corporate social responsibility in our supply chain.

•	To provide a timely response to our inquiries and questionnaires;

•	To provide assistance in reaching out to their suppliers;

•
To supply “DRC Conflict Free” materials to the best of their ability, i.e. if a conflict mineral is present in the item being supplied, take reasonable steps to ensure that it originates from a non-conflict area or from smelters that have been validated by an independent private sector party to be conflict free; and

•	To inform us of any materials supplied that are not “DRC Conflict Free.”

Our policy is publicly available on our website at www.ngsgi.com.

Exhibit 1.01

ITEM 6B.     Due Diligence Process

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas 2nd Edition (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

Management Systems

As mentioned above, our due diligence measures have been designed based of the OECD Framework, therefore, we have established a management system over conflict minerals. This included adopting a company policy which is posted on our website at www.ngsgi.com, establishing an internal conflict minerals team, gathering information from our suppliers, and reinforcing our grievance mechanisms, which are described more in-depth in the following captions of this section.

Internal Team

NGS utilizes our existing management system/team for conflict minerals. Our management system/team includes our VP of Technical Services, Chief Financial Officer and Chief Executive Officer. They are supported by a team of subject matter experts from relevant functions such as, purchasing, quality control, and manufacturing. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by a Financial Reporting Manager who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a periodic basis.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have engaged a third party data collection and software vendor, iPoint, to send and receive supplier RCOI questionnaires. Feedback from this engagement has allowed us to gather and review the conclusions and statements rendered in this report.

Escalation Procedures

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of NGS’s policies. Any violations of policy can be reported internally through the chain of management or directly to an appropriate level within the Company. We also deploy a whistle blower/hotline for issues that need attention without utilizing the chain of management.

Maintain records

Natural Gas Services Group, Inc. has established our due diligence compliance process and set forth documentation and record maintenance mechanism to ensure the retention of relevant documentation in a structured electronic database.

ITEM 6C.     Steps to be taken to mitigate risk and maturing due diligence program

As we move towards further developing our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Enhance supplier communication and response process to improve due diligence data accuracy and completion; and

•	Support industry efforts to continue to influence additional smelters to obtain Conflict Free Smelter ("CFS") status through our supply chain, where possible.

Exhibit 1.01

ITEM 7.     Identify and assess risk in the supply chain

Because of our size, the complexity of the components in our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly we participate in a number of industry-wide initiatives as described above.

We have identified approximately 2,106 components purchased from 161 direct suppliers. We rely on these suppliers, whose components contain 3TG, to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

ITEM 8.     Design and Implement a Strategy to Respond to Risks

Natural Gas Services Group, Inc. will work with our suppliers who are sourcing 3TG from a non-Conflict Free smelter to establish an alternative source of 3TG from a Conflict Free smelter, within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and availability of alternative suppliers. Currently, we have found no instances where changing suppliers is necessary.

ITEM 9.     Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified
Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We rely on the audits performed by the Conflict-Free Sourcing Initiative ("CFSI").

ITEM 10.     Report on supply chain due diligence

In addition to this report, see our website at www.ngsgi.com for further information about our supply chain due diligence.

Due Diligence Process

We conducted a survey of those suppliers described above using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”) (referred to as the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. The Template is being used by many companies in their due diligence processes related to conflict minerals.

Survey Responses

We received responses approximately 52% of the suppliers surveyed which covers 59% of the components identified above. We reviewed the responses against internally developed criteria to determine which required further engagement with our suppliers. If a response was untimely or incomplete, we have worked directly with our suppliers to provide revised responses.

Through iPoint, Natural Gas Services Group created and maintained a database of a majority of all templates sent and the supplier received responses (a few replied back through memos or Excel spreadsheets which are also being kept). The large majority of the responses received provided data at a company or divisional level or, were unable to connect the smelters or refiners used in the components supplied to NGS (all smelters and refiners supplied were from non-conflict area). Thus, we are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Efforts to determine mine or location of origin

Through our participation in the OECD implementation programs and requesting our suppliers to complete the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Exhibit 1.01

Smelters or Refiners

As mentioned above, the majority of the responses received provided data at the company or divisional level or, were able to connect the smelters or refiners used in the components supplied to NGS. Based on the information provided, NGS believes the smelters and refiners that may have been used to produce 3TG minerals in NGS’s compressors and flares include those listed in Annex I. Based on information provided by our suppliers and information available from the CFSI, NGS believes that the countries of origin of 3TG minerals processed by these smelters and refiners includes the countries listed in Annex II. Of the supplier-reported smelters or refiners, none were identified as potentially sourcing minerals from the DRC or adjoining countries. NGS found no reasonable basis for concluding that any 3TG minerals known to be in its supply chain directly or indirectly financed or benefited armed groups in the DRC or surrounding countries.

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Gold (Au)	8853 S.p.A.	ITALY
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND
Gold (Au)	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold (Au)	Asahi Pretec Corp.	JAPAN
Gold (Au)	Asahi Refining Canada Ltd.	CANADA
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	KAZAKHSTAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CHINA
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	Caridad	MEXICO
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND
Gold (Au)	Chimet S.p.A.	ITALY
Gold (Au)	China Golddeal Investment Co., Ltd.	CHINA
Gold (Au)	Chugai Mining	JAPAN
Gold (Au)	Codelco - Ventanas Smelter & Refinery	CHILE
Gold (Au)	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY
Gold (Au)	Dowa	JAPAN
Gold (Au)	DS PRETECH Co., Ltd.	REPUBLIC OF KOREA
Gold (Au)	DSC (Do Sung Corporation)	REPUBLIC OF KOREA
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN
Gold (Au)	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	CHINA
Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA
Gold (Au)	Guixi Smelter	CHINA
Gold (Au)	Gujarat Bullion Refinery	INDIA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hang Seng Technology	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Harmony Gold Refinery	SOUTH AFRICA
Gold (Au)	HeeSung Metal Ltd.	REPUBLIC OF KOREA
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold (Au)	HeTai Gold Mineral GuangDong Co., Ltd.	CHINA
Gold (Au)	Hop Hing electroplating factory Zhejiang	CHINA
Gold (Au)	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	THAILAND
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	REPUBLIC OF KOREA
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold (Au)	Hung Cheong Metal Manufacturing Limited	CHINA
Gold (Au)	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Italpreziosi	ITALY
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA
Gold (Au)	Jin Jinyin Refining Co., Ltd.	CHINA
Gold (Au)	Jinlong Copper Co., Ltd.	CHINA
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold (Au)	K.A Rasmussen	NORWAY
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Gold (Au)	Kazzinc	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN
Gold (Au)	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
Gold (Au)	Kosak Seiren	JAPAN
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold (Au)	L'azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	REPUBLIC OF KOREA
Gold (Au)	L'Orfebre S.A.	ANDORRA
Gold (Au)	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Marsam Metals	BRAZIL
Gold (Au)	Materion	UNITED STATES OF AMERICA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	Morris and Watson Gold Coast	AUSTRALIA
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	NH Recytech Company	REPUBLIC OF KOREA
Gold (Au)	Nihon Material Co., Ltd.	JAPAN
Gold (Au)	Nohon Material Corporation	JAPAN
Gold (Au)	Nyrstar Metals	UNITED STATES OF AMERICA
Gold (Au)	Nyrstar Metals	AUSTRALIA
Gold (Au)	Nyrstar Metals	BRAZIL
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	PAMP S.A.	SWITZERLAND
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE
Gold (Au)	Precious Metals Sales Corp.	UNITED STATES OF AMERICA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold (Au)	PT Timah	INDONESIA
Gold (Au)	PX Precinox S.A.	SWITZERLAND
Gold (Au)	QG Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Realized the enterprise co., ltd.	CHINA
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS
Gold (Au)	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold (Au)	Rio Tinto Group	UNITED STATES OF AMERICA
Gold (Au)	Royal Canadian Mint	CANADA
Gold (Au)	SAAMP	FRANCE
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold (Au)	Safimet S.p.A	ITALY
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	Samduck Precious Metals	REPUBLIC OF KOREA
Gold (Au)	Samwon Metals Corp.	REPUBLIC OF KOREA
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold (Au)	Shan Dong Huangjin	CHINA
Gold (Au)	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold (Au)	Shandon Jin Jinyin Refining Limited	CHINA
Gold (Au)	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong penglai gold smelter	CHINA
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold (Au)	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	TAIWAN
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN
Gold (Au)	SINO-PLATINUM METALS Co., Ltd.	CHINA
Gold (Au)	Smelter not yet identified	UNITED STATES OF AMERICA
Gold (Au)	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA
Gold (Au)	Suntain Co., Ltd.	TAIWAN
Gold (Au)	SuZhou ShenChuang recycling Ltd.	CHINA
Gold (Au)	T.C.A S.p.A	ITALY
Gold (Au)	Taizhou Xin Hong Kong electronic material limited company	CHINA
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold (Au)	THE HUTTI GOLD MINES CO.LTD	INDIA
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	AUSTRALIA
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Torecom	REPUBLIC OF KOREA
Gold (Au)	Tsai Brother industries	TAIWAN
Gold (Au)	Umicore Brasil Ltda.	BRAZIL
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold (Au)	Valcambi S.A.	SWITZERLAND
Gold (Au)	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Gold (Au)	Xiamen JInbo Metal Co., Ltd.	CHINA
Gold (Au)	YAMAKIN CO., LTD.	JAPAN
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	JAPAN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold (Au)	Zhaojun Maifu	CHINA
Gold (Au)	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold (Au)	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter	CHINA

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold (Au)	ZHUZHOU SMELTER GROUP CO., Ltd.	CHINA
Gold (Au)	Zhuzhou Smelting Group Co., Ltd	CHINA
Gold (Au)	Zijian Kuang Ye Refinery	CHINA
Tantalum (Ta)	AMG (Advanced Metallurgical Group)	BRAZIL
Tantalum (Ta)	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum (Ta)	Asaka Riken Co., Ltd.	JAPAN
Tantalum (Ta)	Avon Metals	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum (Ta)	Duoluoshan	CHINA
Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	KEMET Blue Metals	MEXICO
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum (Ta)	Nantong Tongjie Electrical Co., Ltd.	CHINA
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum (Ta)	NPM Silmet AS	ESTONIA
Tantalum (Ta)	PM Kalco Inc	UNITED STATES OF AMERICA

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Tantalum (Ta)	Power Resources Ltd.	REPUBLIC OF MACEDONIA
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Sabin Metal Corp.	UNITED STATES OF AMERICA
Tantalum (Ta)	Sabin Metal Corp.	CHINA
Tantalum (Ta)	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum (Ta)	Smelter not yet identified	UNITED STATES OF AMERICA
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin (Sn)	Alpha	UNITED STATES OF AMERICA
Tin (Sn)	Amalgamated Metal Corporation Plc	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin (Sn)	Amalgamated Metal Corporation PLC	MALAYSIA
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin (Sn)	CV Ayi Jaya	INDONESIA
Tin (Sn)	CV Dua Sekawan	INDONESIA
Tin (Sn)	CV Gita Pesona	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA
Tin (Sn)	Dingnan Jiawang environmental Tin technology Co.	CHINA
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin (Sn)	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin (Sn)	Dowa	JAPAN
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin (Sn)	EM Vinto	BOLIVIA
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tin (Sn)	Fenix Metals	POLAND
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin (Sn)	Gejiu Jinye Mineral Company	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin (Sn)	Gejiu Yunxi Group Corp.	CHINA

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin (Sn)	Guangxi Nonferrous Metals Group	CHINA
Tin (Sn)	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin (Sn)	H.Kramer	UNITED STATES OF AMERICA
Tin (Sn)	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin (Sn)	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin (Sn)	Jiang Jia Wang Technology Co.	CHINA
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin (Sn)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin (Sn)	JU TAI INDUSTRIAL Co., Ltd.	BELGIUM
Tin (Sn)	Ju Tai Industrial Co., Ltd.	CHINA
Tin (Sn)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tin (Sn)	M/s ECO Tropical Resources	SINGAPORE
Tin (Sn)	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Materials Eco-Refining Co., Ltd.	JAPAN
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL
Tin (Sn)	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin (Sn)	Metallo Belgium N.V.	BELGIUM
Tin (Sn)	Metallo Spain S.L.U.	SPAIN
Tin (Sn)	Minchali Metal Industry Co., Ltd.	TAIWAN
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin (Sn)	Ney Metals and Alloys	INDONESIA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CHINA
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin (Sn)	Old City Metals Processing Co., Ltd.	CHINA
Tin (Sn)	OMODEO A. E S. METALLEGHE SRL	ITALY
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA
Tin (Sn)	Pan Light Corporation	TAIWAN

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Tin (Sn)	Pongpipat Company Limited	MYANMAR
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Prima Tin	INDONESIA
Tin (Sn)	PT Bangka Serumpun	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA
Tin (Sn)	PT Lautan Harmonis Sejahtera	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT NATARI	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA
Tin (Sn)	PT Rajehan Ariq	INDONESIA
Tin (Sn)	PT Refined Bangka Tin	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Timah Nusantara	INDONESIA
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Rui Da Hung	TAIWAN
Tin (Sn)	Shan Tou Shi Yong Yuan Jin shu Zai Sheng Co., Ltd.	CHINA
Tin (Sn)	Shanghai Jiangxi Metals Co., Ltd.	CHINA
Tin (Sn)	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin (Sn)	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin (Sn)	SIGMA TIN ALLOY CO., LTD.	CHINA
Tin (Sn)	Sipi Metals	UNITED STATES OF AMERICA

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Tin (Sn)	Smelter not yet identified	UNITED STATES OF AMERICA
Tin (Sn)	Soft Metais Ltda.	BRAZIL
Tin (Sn)	Spectro Alloys Corp.	UNITED STATES OF AMERICA
Tin (Sn)	Spectro Alloys Corp.	BRAZIL
Tin (Sn)	Super Ligas	BRAZIL
Tin (Sn)	SUZHOU NUONENGDA CHEMICAL Co., Ltd.	CHINA
Tin (Sn)	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin (Sn)	Taiwan high-tech Co., Ltd.	TAIWAN
Tin (Sn)	Taiwan's lofty Enterprises Ltd.	TAIWAN
Tin (Sn)	Thailand Mine Factory	THAILAND
Tin (Sn)	Thaisarco	THAILAND
Tin (Sn)	Three green surface technology limited company	CHINA
Tin (Sn)	Tianshui ling bo technology co., Ltd.	CHINA
Tin (Sn)	Tin Plating Gejiu	CHINA
Tin (Sn)	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin (Sn)	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin (Sn)	Wujiang City luxe Tin Factory	CHINA
Tin (Sn)	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tin (Sn)	Xianghualing Tin Industry Co., Ltd.	JAPAN
Tin (Sn)	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin (Sn)	XURI	CHINA
Tin (Sn)	Yifeng Tin	CHINA
Tin (Sn)	Yiquan Manufacturing	CHINA
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Yunnan Chengo Electric Smelting Plant	CHINA
Tin (Sn)	Yunnan Geiju Smelting Corp.	CHINA
Tin (Sn)	Yunnan Industrial Co., Ltd.	CHINA
Tin (Sn)	Yunnan Tin Company Limited	CHINA
Tin (Sn)	Zhongshan Jinye Smelting Co.,Ltd	CHINA
Tungsten (W)	A.L.M.T Corp.	JAPAN
Tungsten (W)	ACL Metais Eireli	BRAZIL
Tungsten (W)	ASI International	UNITED STATES OF AMERICA
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten (W)	Avon Metals	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Exhibit 1.01

ANNEX I

Metal	Smelter Name	Smelter Country
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten (W)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten (W)	Mehra Ferro-Alloys Pvt. Ltd.	INDIA
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten (W)	Smelter not yet identified	UNITED STATES OF AMERICA
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten (W)	Toshiba Material Co., Ltd.	CHINA
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten (W)	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA

Exhibit 1.01

ANNEX II

Countries of Origin of Mineral Processed by Supplier-Reported Smelters and Refiners

ANDORRA	MYANMAR
AUSTRALIA	NETHERLANDS
AUSTRIA	NEW ZEALAND
BELGIUM	NORWAY
BOLIVIA	PERU
BRAZIL	PHILIPPINES
CANADA	POLAND
CHILE	RUSSIAN FEDERATION
CHINA	SAUDI ARABIA
ESTONIA	SINGAPORE
FRANCE	SOUTH AFRICA
GERMANY	SPAIN
INDIA	SWEDEN
INDONESIA	SWITZERLAND
ITALY	TAIWAN
JAPAN	THAILAND
KAZAKHSTAN	TURKEY
REPUBLIC OF KOREA	UNITED ARAB EMIRATES
KYRGYZSTAN	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
LITHUANIA	UNITED STATES OF AMERICA
REPUBLIC OF MACEDONIA	UZBEKISTAN
MALAYSIA	VIET NAM
MEXICO